               DATED                                  1998

                                (1) DE LA RUE PLC

                            (2) RACAL ELECTRONICS PLC

                             (3) GTECH U.K. LIMITED

                  (4) CADBURY SCHWEPPES PUBLIC LIMITED COMPANY

                      (5) INTERNATIONAL COMPUTERS LIMITED

                              (6) GTECH CORPORATION

                              (7) CAMELOT GROUP PLC

                       ---------------------------------
                              GTECH EXIT AGREEMENT
                                   relating to
                                CAMELOT GROUP PLC
                       ---------------------------------

                                 Cameron McKenna
                                   Mitre House
                              160 Aldersgate Street
                                 London EC1A 4DD

                              T +44(0)171 367 3000
                              F +44(0)171 367 2000

                                Table of Contents

1.  Interpretation .......................................................  2
2.  Release of the GTECH Parties from the Shareholders' Agreement,
      Deed of Variation to the Revocation Bond Agreement and
      the Replacement Lottery Technology Support Services Agreement ......  5
3.  GTECH Clawback Payment ...............................................  7
4.  Covenants not to Compete .............................................  9
5.  General .............................................................. 14
6.  Notices .............................................................. 15
7.  Governing Law Jurisdiction and Agents for Service .................... 17
8.  Counterparts ......................................................... 18
9.  Guarantee ............................................................ 18
10. Competition .......................................................... 19
11. Further Assurances ................................................... 19

THIS AGREEMENT is made the           day of                   1998

BETWEEN

(1) DE LA RUE PLC, a company incorporated in England and Wales (registered no. 58026), the registered office of which is at 6 Agar Street, London, WC2N 4DE, England ("DLR");

(2) RACAL ELECTRONICS PLC, a company incorporated in England and Wales (registered no. 497098). the registered office of which is at Western Road, Bracknell, Berkshire, RGI2 1RG, England ("Racal");

(3) GTECH U.K. LIMITED, a company incorporated in England and Wales (registered no. 2796326), the registered office of which is at Rosenbery House, 4 Farm Street, London W1X 7RA ("GTECH");

(4) CADBURY SCHWEPPES PUBLIC LIMITED COMPANY, a company incorporated in England and Wales (registered no. 52457). the registered office of which is at 25 Berkeley Square, London, W1X 61-IT, England ("CS");

(5) INTERNATIONAL COMPUTERS LIMITED, a company incorporated in England and Wales (registered no. 96056), the registered office of which is at 26 Finsbury Square, London EC2A 1DS, England ("ICL");

(6) GTECH CORPORATION, a Delaware corporation, the principal office of which is at 55 Technology Way, West Greenwich, Rhode Island 02817, United States of America, ("GTECH Corporation"); and

(7) CAMELOT GROUP PLC, a company incorporated in England and Wales (registered no. 2822303), the registered office of which is at Tolpits Lane, Watford, WD1 8RN England ("Camelot").

WHEREAS

(A) On 20 April, 1998 GTECH and Camelot entered into an agreement for the purchase by Camelot of 11,250,000 of its own shares from GTECH for P51,000,000. This Agreement is a variation of that agreement and is entered into in accordance with the requirements of the Companies Act 1985. This Agreement supersedes the letters referred to in Clause 5.5 hereof and the deeds of release entered into by Camelot and the Remaining Shareholders pursuant to such letters.

(B) Each of Camelot and the Remaining Shareholders (as hereafter defined) wish to release each of the GTECH Parties (as hereafter defined) and each of the GTECH Parties wish to release each of Camelot and the Remaining Shareholders from their respective obligations to the GTECH Parties or Camelot and the Remaining Shareholders (as appropriate) under certain agreements on the terms set out in this Agreement.

(C) GTECH Corporation will continue to provide services to Camelot under certain agreements and the parties hereto wish to regulate their ongoing relationship following the sale of GTECH's shares to Camelot.

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(D)   If the Running Licence (as hereafter defined) is revoked in certain circumstances, GTECH has also agreed to pay Camelot for its loss arising from such event on the terms contained herein.

IT IS AGREED as follows:-

1.    Interpretation

1.1   In this Agreement-

      "Application" means the application by Camelot for the grant to it of a second Running Licence;

      "Deed of Variation" the Deed of Variation to the Revocation Bond
      Agreement,

      "Event" means a revocation of the Running Licence held by Camelot at the date hereof by reason of the Director General, OFLOT or the Secretary of State exercising his/their powers under Section 10(1) or Section 10(3) and
      Part I of Schedule 3 of the National Lottery Act 1993 (as at the date hereof):

      (a) as a direct result of any act or omission of GTECH Corporation, any of its subsidiaries or officer; and/or

      (b) otherwise as direct consequence of GTECH Corporation (or any of its group undertakings) being a supplier to Camelot;

      in either such case after and, in the case of sub-paragraph (a) above, before the date hereof PROVIDED THAT, in relation to facts, events, acts, omissions, matters or circumstances existing or occurring before the date hereof, there shall be disregarded any fact, event, act, omission, matter, or circumstance which had been expressly referred to in the submission of the GTECH Parties to the Director General of the National Lottery (the "Submission" (as hereafter defined)), (but for the avoidance of doubt, any fact, event, act, omission, matter, or circumstance not referred to in that Submission or any new fact, event, act, matter, omission or circumstance (whether or not relating to any fact, event, act, omission, matter, or circumstance referred to in that Submission) which becomes known to the Director General after the date hereof, shall not for the purposes of this definition be considered to be included in the Submission).

      "Field Services Agreement" means the Field Services Agreement dated 8 February 1994 between (1) Camelot (2) ICL and (3) GTECH Corporation;

      "Group Company" means Camelot and any of its subsidiary undertakings for the time being;

      "group undertaking" means, in relation to a company, a company which is a parent undertaking or subsidiary undertaking of that company or a subsidiary undertaking of any parent undertaking of that company, for the time being;

      "GTECH Clawback Payment" means P20,400,000;

      "GTECH Parties" means GTECH and GTECH Corporation;

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      "Lottery Technology Support Services Agreement" means the Lottery
      Technology Support Services Agreement dated 8 February 1994 between (1) Camelot and (2) GTECH Corporation;

      "National Lottery Act" means the National Lottery etc. Act 1993 as modified or re-enacted or both from time to time thereafter and any subordinate legislation made thereunder;

      "Pro-Rated Amount" means x/y

      where X = the number of days between the Event and 30 September 2001 and Y = the number of days from the date hereof to 30 September 2001

      "Relevant Proportion of the GTECH Clawback Payment" means the Pro-Rated Amount of P20,400,000;

      "Remaining Shareholders" means DLR, Racal, CS and ICL;

      "Replacement Lottery Technology Support Services Agreement" means the agreement (if any) entered into between Camelot and GTECH Corporation pursuant to the provisions of Clause 2.5 hereof;

      "Revocation Bond Agreement" means the agreement dated 29 July 1994 between the parties hereto other than GTECH Corporation, but including GTECH Holdings Corporation, the Director General and the Secretary of State for National Heritage and described accordingly;

      "Running Licence" means the licence of Camelot to run the National Lottery pursuant to Section 5 of the National Lottery Act;

      "Second Running Licence" means the second Running Licence to be granted under the National Lottery Act;

      "Second Licence Period" means the period from the date the Second Running Licence is granted until such Second Running Licence is terminated;

      "Shareholders' Agreement" means the Shareholders' Agreement dated 8 February 1994 between the parties hereto relating to Camelot;

      "Submission" means any and all correspondence or other written communication with the Director General of the National Lottery by or on behalf of any GTECH Party or group undertaking of such GTECH Party subsequent to 1 February 1998 but on or before 18 March 1998, including all documentation submitted on 9 and 18 March 1998 to the Director General which the Director General confirms that he has received, within the above time frames, as part of the GTECH Submission and the contents of all oral presentations given to the Director General as recorded in the written transcript of such presentations provided that such documentation and transcripts are delivered to Camelot within seven working days of the date hereof;

      "Surviving Agreements means the Shareholders' Agreement (subject to Clauses 2.1 and 2.2) the Field Services Agreement (subject to Clause 4.5), the

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      Lottery Technology Support Services Agreement, the Terminals Supply
      Agreement and the Purchase and Sale Agreement.

1.2   In this Agreement, a reference to:-

      1.2.1 a document in the "agreed form" is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of the parties to this agreement,

      1.2.2 (subject to Clause 1.3) a statutory provision includes a reference to:

            (a) the statutory provision as modified or re-enacted or both from time to time (whether before or after the date of this Agreement); and

            (b) any subordinate legislation made under the statutory provision (whether before or after the date of this Agreement);

      1.2.3 persons includes a reference to any body corporate, unincorporated association or partnership;

      1.2.4 a person includes a reference to that person's legal personal representatives or successors;

      1.2.5 a Clause, party or Schedule, unless the contrary is indicated, is a reference to a clause of or a party or schedule to this Agreement.

1.3 Words and expressions contained in this Agreement which are not defined in Clause 1.1 or elsewhere in this Agreement have, unless the contrary is indicated, the same meaning as in the Companies Act 1985, but excluding any statutory modification to the Companies Act 1985 not in force at the date of this Agreement.

1.4 Save as otherwise expressly provided in this Agreement, in respect of any obligation of a party under this Agreement to procure or ensure any matter jointly with one or more of the other parties, such obligation shall be limited to doing all such acts and things, or (if appropriate) refraining from doing all such acts and things, as are within its power or control in order to procure or ensure such matter.

1.5 Except to the extent the context requires otherwise, any reference in this Agreement to this Agreement or any other agreement or document is a reference to this Agreement or, as the case may be, the relevant agreement or document as from time to time amended, supplemented or novated and includes a reference to any document which amends, supplements or novates this Agreement or, as the case may be, the relevant agreement or document (but only in relation to the GTECH Parties if one or both of the GTECH Parties are a party to such agreement or document).

1.6 The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

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2.    Release of the GTECH Parties from the Shareholders' Agreement, Deed of
      Variation to the Revocation Bond Agreement and the Replacement Lottery Technology Support Services Agreement

2.1 In respect of the rights and obligations of each of the GTECH Parties only, each of the Remaining Shareholders and Camelot hereby acknowledge to each of the GTECH Parties that, subject to Clause 2.3, the Shareholders' Agreement shall be terminated on 20 April, 1998 (including, without limitation, clause 14 thereof) and each of the Remaining Shareholders and Camelot hereby release and waive each of the GTECH Parties from any liabilities arising on or after 20 April, 1998 in respect of the Shareholders' Agreement but it shall not affect any rights or liabilities of the GTECH Parties to Camelot or the Remaining Shareholders accrued at the 20 April, 1998.

2.2 In respect of the rights and obligations of each of the GTECH Parties only, each of the GTECH Parties acknowledge to each of the Remaining Shareholders and Camelot that, subject to Clause 2.3, the Shareholders' Agreement shall be terminated on 20 April, 1998 and each of the GTECH Parties hereby release and waive each of the Remaining Shareholders or Camelot from any liabilities arising on or after 20 April, 1998 in respect of the Shareholders' Agreement, but it shall not affect any rights or liabilities of the Remaining Shareholders or Camelot to the GTECH Parties accrued at 20 April, 1998.

2.3 The provisions of clause 17 (Group Relief) and clause 18 (Confidentiality) and, to the extent relevant to the confidentiality obligations of either of the GTECH Parties, clause 21.11 and clause 26 (in respect of the obligations of each of the GTECH Parties only) of the Shareholders' Agreement shall survive the termination of the Shareholders' Agreement as between Camelot and the Remaining Shareholders and the GTECH Parties and the Shareholders' Agreement shall be deemed to otherwise survive and continue but varied in accordance with the terms of this Agreement.

2.4 For the avoidance of doubt, the obligations of the GTECH Parties, GTECH Holdings Corporation and the Remaining Shareholders pursuant to the Revocation Bond Agreement shall be in the case of the GTECH Parties and GTECH Holdings Corporation released and in the case of the Remaining Shareholders varied in accordance with the Deed of Variation signed on 20 April, 1998.

2.5 In relation to the Replacement Lottery Technology Support Services Agreement, it is hereby agreed as follows:-

      2.5.1 subject to Clause 2.5.3, Camelot and GTECH Corporation will, during the period of 18 months following the date of this Agreement ("Negotiation Period"), in good faith negotiate the terms of the Replacement Lottery Technology Support Services Agreement, being an agreement to commence on the date of the Second Running Licence, which will replace the Lottery Technology Support Services Agreement with effect from such date. Camelot shall advise the Director General of OFLOT that such negotiation shall occur.

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      2.5.2 In the event that, notwithstanding such good faith negotiations,
            GTECH Corporation and Camelot do not enter into the Replacement Lottery Technology Support Services Agreement within the Negotiation Period being the period of 18 months referred to in Clause 2.5.1 above or such shorter period as may result from the operation of Clause 2.5.3 (or by such later date as Camelot and GTECH Corporation agree), the following consequences shall arise:-

            (a) either GTECH Corporation or Camelot may serve a written notice on the other that each of the Lottery Technology Support Services Agreement, Field Services Agreement, Terminals Supply Agreement and the Purchase and Sale Agreement shall terminate on the expiry of Camelot's Running Licence and shall not continue into the Second Licence Period, such notice being without prejudice to any earlier termination in accordance with the terms of the Lottery Technology Support Services Agreement, Field Services Agreement, Terminals Supply Agreement and the Purchase and Sale Agreement as the case may be, provided always that such notice shall not constitute a breach of any such agreement; and

            (b)   if either party serves a notice in accordance with paragraph
                  (a) above, the rights of Camelot and the obligations of GTECH Corporation under clause 31.2 of the Lottery Technology Support Services Agreement shall terminate PROVIDED ALWAYS in order to assist Camelot with an orderly transition of the operation of the National Lottery under the current Running Licence to the operator of the National Lottery under the Second Running Licence, GTECH Corporation shall, if requested by Camelot, provide to Camelot such services for such period (which shall be a minimum of 3 months and up to a maximum of 9 months) and on such terms, including as to scope and price, as GTECH Corporation customarily provides to the generality of its customers for such transitional arrangements.

      2.5.3 GTECH Corporation's obligations to negotiate with Camelot and Camelot's obligations to negotiate with GTECH Corporation as envisaged in Clause 2.5.1 shall terminate on the happening of any of the following:-

            (a) both Robert Victor Holley and Sir George Russell cease to be directors of Camelot; or

            (b) Automated Wagering International, Scientific Games International, Essnet, or any other recognized competitor of GTECH Corporation becomes a shareholder of Camelot;

            (c) two persons or bodies corporate, both of whom shall, in GTECH Corporation's sole discretion, be unacceptable to it in that capacity, shall become shareholders of Camelot; or

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            (d)   the direct or indirect acquisition by or on behalf of Camelot of any shareholding or other equity or similar interest in Automated Wagering International, Scientific Games International, Essnet or any other recognized competitor of GTECH Corporation.

      2.5.4 Subject in any event to the terms of Clause 4, each of Camelot and GTECH Corporation agrees that it will not either directly or indirectly, whilst Camelot and GTECH Corporation are negotiating in relation to a Replacement Lottery Technology Support Services Agreement in accordance with Clause 2.5.1 (as reduced, if applicable, by the operation of clause 2.5.3) (the "relevant period") enter into discussions with any third party for the supply to Camelot and/or any Group Company of lottery technology support services for the Second Running Licence which are the same as or similar to those provided to Camelot under the Lottery Technology Support Services Agreement but for the avoidance of doubt (and notwithstanding any terms of the Lottery Technology Support Services Agreement) Camelot shall be free to enter into such discussions (and any agreement with any third party for the Second Running Licence) in the event that such a Replacement Lottery Technology Support Services Agreement is not entered into within the relevant period and, GTECH shall not during the same period enter into discussions with any third party for the supply to such any other party of lottery technology support services for the Second Running Licence which are the same as or similar to those provided to Camelot under the Lottery Technology Support Services Agreement.

2.6 Nothing in this Agreement shall be construed as in anyway reducing or increasing the standard of operational performance of GTECH Corporation's obligations to Camelot (or any of its group undertakings' obligations to Camelot) under any contract to supply including without limitation pursuant to the terms of the Lottery Technology Support Services Agreement, the Terminals Supply Agreement, the Field Services Agreement and the Purchase and Sale Agreement during the period of the first Running Licence granted to Camelot and existing at the date hereof.

3.    GTECH Clawback Payment

3.1 If the Event occurs prior to 30 September 2001, then GTECH shall pay the Relevant Proportion of the GTECH Clawback Payment to Camelot within 7 days of the occurrence of the Event.

3.2 GTECH represents to the Company that the Event will not occur prior to the 30 September 2001, and in the event that the Event does occur, GTECH agrees that the GTECH Clawback Payment is a reasonable and proper payment and the amount of the GTECH Clawback Payment shall be an adjustment or reduction to the price paid for the shares referred to in Recital (A). Camelot acknowledges that the maximum GTECH Clawback Payment will be P20,400,000.

3.3 Each of Camelot, the Remaining Shareholders and each of the GTECH Parties hereby acknowledge and confirm that the GTECH Clawback Payment is a

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      reasonable payment for a breach of such representation in the event that the Event occurs and that the Relevant Proportion of the GTECH Clawback Payment is in full and final settlement of any and all liabilities which GTECH, GTECH Corporation or any of its group undertakings may have arising from or in connection with the Event, whether arising under this Agreement, the Shareholders' Agreement or the agreement for the sale of shares referred to in Recital A.

3.4 If any Relevant Proportion of the GTECH Clawback Payment is not paid on the due date, being the seventh day after the Event, then the Relevant Proportion of the GTECH Clawback Payment not paid shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate of 4% per annum over the base rate from time to time of The Royal Bank of Scotland plc or in the absence thereof at such similar rate as Camelot shall select from the day following the due date up to and including the day of actual payment of such sums such interest to be compounded quarterly.

3.5 Any payment of the Relevant Proportion of the GTECH Clawback Payment shall be made without set off or counterclaim and, except as otherwise required by law, without deduction or withholding.

3.6 GTECH Corporation agrees that the GTECH Clawback Payment shall be a separate payment obligation and shall not be taken into account whatsoever in determining the cap on the liability of GTECH Corporation under the Lottery Technology Supply Services Agreement or any other Surviving Agreement.

3.7 If Camelot receives notice from the Director General of the National Lottery pursuant to the National Lottery etc. Act 1993 that he proposes to revoke the Running Licence Camelot shall forthwith notify GTECH Corporation and Camelot shall use all reasonable endeavours to secure that GTECH Corporation is afforded the opportunity and GTECH Corporation shall, when given such opportunity, at its sole cost, and within such reasonable period as the Director General of the National Lottery may be prepared to allow, take all such action and do all such things necessary to remedy any act or omission of GTECH Corporation or any of its group undertakings or any fact, event, matter or circumstance giving rise to the proposed revocation of the Running Licence PROVIDED THAT nothing in this clause shall be deemed to limit Camelot's ability to make representations to the Director General of the National Lottery which it, in its absolute direction deems fit, to reach agreement with the Director General of the National Lottery on any matter but Camelot recognizing and acknowledging always that it is in the mutual interest of both Camelot and GTECH Corporation as well as the Remaining Shareholders to seek to avoid a revocation of the Running Licence and that Camelot will work with GTECH Corporation (and at GTECH's cost) to address and remedy to the satisfaction of the Director General any issues which might lead the Director General to exercise his powers to do so.

3.8 In the event that the Running Licence held by Camelot is revoked, this Agreement shall terminate, save for and such termination shall in no way affect the parties' rights or remedies for any breach of this Agreement prior to the date of such revocation, or Camelot's right to receive payment of the GTECH Clawback Payment (including GTECH

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      Corporation's guarantee of the same) and it shall not preclude the parties' rights or limit the parties' remedies under the Lottery Technology Support Services Agreement, the Terminals Supply Agreement, the Field Services Agreement, the Sale and Purchase Agreement or any future agreement entered into by Camelot and GTECH Corporation or any of its group undertakings, and, subject to clause 3.3, the Shareholders' Agreement. In addition, and for the avoidance of doubt, Clauses 2.1, 2.2,
      2.3 and 11.1 shall survive the termination of this Agreement, as shall the surviving provisions of the Shareholders' Agreement specifically referred to in Clause 2.3. Upon termination of this Agreement as aforesaid, Camelot agrees to waive its rights under Clause 31.2 of the Lottery Technology Support Services Agreement PROVIDED ALWAYS in order to assist Camelot with an orderly transition of the operation of the National Lottery under the current Running Licence to the operator of the National Lottery under the Second Running Licence, GTECH Corporation shall, if requested by Camelot, provide to Camelot such services for such period (which shall be a minimum of 3 months and up to a maximum of 9 months) and on such terms, including as to scope and price, as GTECH Corporation customarily provides to the generality of its customers for such transitional arrangements.

4.    Covenants not to Compete

4.1   For the purposes of this Clause 4:

      4.1.1 "Competitive Business" means the promotion or operation in the United Kingdom on a wide scale (though not necessarily nationally) of lotteries or football pools or of any game of lot or chance substantially similar to the national lottery.

      4.1.2

            (a)   "Constraint Period 1" means:-

                  the period of 18 months from the date of this Agreement or if one of the events in Clause 2.5.3 occur, to such date upon which such event occurs; and

            (b)   "Constraint Period 2" means:-

                  the period commencing at the date of this agreement and ending on the date on which the Running Licence granted to Camelot expires or is terminated or revoked whether with or without a new Running Licence being granted to any Group Company.

4.2 Subject to Clause 4.4 and the proviso in this Clause 4.2, GTECH Corporation undertakes to the other parties hereto that during the relevant Constraint Period set out below it shall not, and it shall procure that its group undertakings will not, without the prior written consent of all other parties hereto

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      (but in respect of the consent of a Remaining Shareholder, only for so long as it is a shareholder of Camelot):-

      4.2.1 during Constraint Periods 1 and 2:

            4.2.1.1 directly or indirectly carry on or be engaged or concerned or interested in (whether as a shareholder, partner, director, manager, agent or otherwise alone or jointly with or on behalf of another person) any Competitive Business;

            4.2.1.2 solicit or contract with a view to engagement or employment any employee, officer or manager of any Group Company (other than any person who prior to being such an employee, officer or manager, was GTECH Corporation's employee or an employee of any of its subsidiary undertakings); and/or

            4.2.1.3 supply any goods or services to any Competitive Business including without limitation whether of a type referred to in the Field Services Agreement or otherwise;

      4.2.2 during the Constraint Period 1 (and, in the event that Camelot and GTECH Corporation have entered into the Replacement Lottery Technology Support Services Agreement Constraint Period 2): submit, either alone or jointly with or on behalf of any person (other than in relation to an application by Camelot) any application in respect of the Second Running Licence or any Promotion Licence or enter into any discussions with a third party with a view to doing so, or directly or indirectly be interested in (whether as shareholder, partner, director, manager, agent or otherwise alone or jointly with or on behalf of another person) any person who submits any such application;

      PROVIDED ALWAYS THAT if GTECH Corporation (or any group undertaking of it) and Camelot fail to enter into the Replacement Lottery Technology Support Services Agreement within 18 months of the date hereof, then (unless the parties otherwise agree) on and from the date that is the earlier of:

            (a)   18 months from the date hereof; or

            (b) the earliest date on which any of the events in Clause 2.5.3 occur,

      GTECH Corporation and its group undertakings shall be free to undertake any of the matters referred to in Clauses 4.2.1.1, 4.2.1.3 and 4.2.2 BUT ONLY to the extent that such activities are necessary to enable GTECH Corporation (and/or any of its group undertakings) alone or jointly with or on behalf of any person to prepare for, and/or submit, an application in respect of the Second Running Licence and only to the extent that such activities are not revenue earning or otherwise effective so as to be able to generate income (whether in any such case the income is paid on an ongoing basis or on a deferred basis) during the period ending on the date the first Running Licence granted to Camelot expires or is terminated or revoked.

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4.3   Subject to the proviso in this Clause 4.3, Camelot and each of the
      Remaining Shareholders undertakes to GTECH Corporation and to each other that during the relevant Constraint Period set out below it shall not, and it (and each of them) shall procure that its and their subsidiary undertakings will not, without the prior written consent of GTECH Corporation (but only for so long as GTECH is a supplier to Camelot):-

      4.3.1 during Constraint Periods 1 and 2:

          4.3.1.1 directly or indirectly carry on or be engaged or concerned or interested in (whether as a shareholder, partner, director, manager, agent or otherwise alone or jointly with or on behalf of another person) any Competitive Business (other than the business carried on by Camelot at the date hereof under its Running Licence);

          4.3.1.2 solicit or contract with a view to engagement or employment any employee, officer or manager of GTECH Corporation (other than any person who prior to being such an employee, officer or manager, was the Group Company's employee or an employee of any of its subsidiary undertakings); and/or

          4.3.1.3 in the case of:

                  (a) Camelot, supply any goods or services to any Competitive Business;

                  (b) Racal, supply to any Competitive Business goods or services of a type similar to those supplied by Racal Network Services to any Group Company;

                  (c) ICL, (that it will procure that the ICE Division will not (and neither ICL nor any subsidiary undertaking of ICL will on behalf of or as agent for the ICE Division supply goods or services to any Competitive Business));

                  (d) DLR, sell instant or scratch-off lottery tickets to any Competitive Business if DLR or any of its subsidiary undertakings supplies similar goods to any Group Company; and

                  (e) CS (and subject to Clause 4.7), supply any Competitive Business any goods or services of a type similar to those supplied by CS or its subsidiary undertakings to any Group Company provided that nothing in this Clause 4 shall prevent or restrict CS from supplying confectionery and/or beverages to any person;

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                        other than in each case of (a) - (e) inclusive (the
                        business carried on by Camelot at the date hereof under its Running Licence);

      4.3.2 during the Constraint Period 1 (and, in the event that Camelot and GTECH Corporation have entered into the Replacement Lottery Technology Support Services Agreement Constraint Period 2) submit, either alone or jointly with or on behalf of any person (other than in relation to an application by Camelot, with GTECH Corporation or GTECH in respect of the Second Running Licence) any application in respect of the Second Running Licence or any Promotion Licence or enter into any discussions with a third party with a view to doing so, or directly or indirectly be interested in (whether as shareholder, partner, director, manager, agent or otherwise alone or jointly with or on behalf of another person) any person who submits any such application;

      PROVIDED ALWAYS THAT if GTECH Corporation (or any group undertaking of it) and Camelot fail to enter into the Replacement Lottery Technology Support Services Agreement within 18 months of the date hereof, then (unless the parties otherwise agree) on and from the date that is the earlier of:

            (a)   18 months from the date hereof; or

            (b) the earliest date on which any of the events in Clause 2.5.3 occur,

      Camelot and the Remaining Shareholders and their subsidiary undertakings shall be free to undertake any of the matters referred to in Clauses 4.3.1.1, 4.3.1.3 and 4.3.2 BUT ONLY to the extent that such activities are necessary to Camelot and the Remaining Shareholders and their subsidiaries undertakings) alone or jointly with or on behalf of any person prepare for, and/or submit, an application in respect of the Second Running Licence and only to the extent that such activities are not revenue earning or otherwise effective so as to be able to generate income (whether in any such case the income is paid on an ongoing basis or on a deferred basis) during the period ending on the date the first Running Licence granted to Camelot expires or is terminated or revoked.

4.4 Nothing in this Clause 4 shall preclude or restrict GTECH Corporation or any of its group undertakings from operating and/or supplying goods and/or services for any amusement with prizes (AWP) or similar video-type games, bingo games or any track or off track wagering with respect to racing.

4.5 Camelot, GTECH Corporation and ICL agree that during Constraint Periods 1 and 2:

      4.5.1 GTECH Corporation shall continue to be bound by the provisions of Clause 15.3 of the Field Services Agreement:

      4.5.2 the words "or GTECH Competitor" in line 3 of Clause 15.2 of the Field Services Agreement shall not be deleted; and

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      4.5.3 and the words "and/or GTECH" in the third line of Clause 15.1 shall not be deleted from the Field Services Agreement

            PROVIDED ALWAYS THAT if GTECH Corporation (or any group undertaking of it) and Camelot fail to enter into the Replacement Lottery Technology Support Services Agreement within 18 months of the date hereof then (unless the parties otherwise agree) on and from the date which is the earlier of:

            (a)   18 months from the date hereof; or

            (b) the earliest date on which any of the events in Clause 2.5.3 occur;

            then:

            GTECH Corporation shall cease to be bound by the provisions of Clause 15.3 of the Field Services Agreement, but only to the extent referred to below;

            ICL shall cease to be bound by the provisions of Clause 15.3 of the Field Services Agreement, in relation to its covenant to GTECH (viz a viz supplying a GTECH Competitor ) (as such term is defined in the Field Services Agreement)) but only to the extent referred to below;

            Camelot shall cease to be bound by the provisions of Clause 15.1 of the Field Services Agreement, in relation to its covenant to GTECH (viz a viz obtaining services from a competitor of GTECH), but only to the extent referred to below,

            BUT SUCH release shall only be to the extent that any activities undertaken by GTECH Corporation (or any of its group undertakings), Camelot or ICL (as the case may be) shall be so as to enable GTECH Corporation (or any of its group undertakings), Camelot or ICL alone or jointly with or on behalf of any person to prepare for and/or submit, an application in respect of the Second Running Licence and only to the extent that such activities are not revenue earning or otherwise effective so as to be able to generate income (whether in any such case the income is paid on an ongoing basis or on a deferred basis) during the period ending on the date the first Running Licence granted to Camelot expires or is terminated or revoked.

4.6 The obligations of GTECH Corporation and its group undertakings under this Clause 4 to each Remaining Shareholder and its subsidiary undertakings shall cease immediately upon such Remaining Shareholder ceasing to be a shareholder of Camelot, The obligations of a Remaining Shareholder and its subsidiary undertakings under this Clause 4 to GTECH Corporation and its group undertakings shall cease immediately upon such Remaining Shareholder ceasing to be a shareholder of Camelot. The obligations of Camelot shall cease immediately upon GTECH ceasing to be a supplier to Camelot.

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4.7   Nothing in this Clause 4 shall preclude or restrict CS or any of its group undertakings from carrying out sales promotion activities ancillary to its normal business.

5.    General

5.1 Except as otherwise expressly provided in this Agreement, each of the parties shall pay its own costs and expenses of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement and of all other documents referred to in it.

5.2 Save as otherwise expressly provided in this Agreement, no variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

5.3 The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

5.4 Save as otherwise provided in this Agreement, the rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law and for the avoidance of doubt, the obligations of GTECH Corporation, Camelot and the Remaining Shareholders in Clauses 4 and 11 are material obligations and as such any breach will be subject to the appropriate remedies including the remedies of injunction, specific performance and other equitable relief for such a breach.

5.5 This Agreement, the Surviving Agreements, the Agreement referred to in Recital A and the Deed of Variation constitute the entire agreement between each of the Remaining Shareholders and (where applicable) Camelot on the one hand and each of the GTECH Parties on the other hand in relation to Camelot and supersede all previous such agreements and understandings between the parties with respect thereto (and, in particular, without limitation, supersede the letter agreements dated 31 March 1998 and 1 April 1998 between Camelot and GTECH Corporation) and the deeds of release provided by Camelot and the Remaining Shareholders to GTECH and GTECH Corporation which shall have no force and effect) and each of the parties acknowledges and confirms that it does not enter into this Agreement in reliance upon any representation, warranty, condition or undertaking not fully reflected in the provisions of this Agreement or any of the agreements or documents referred to in or entered into under or in connection with this Agreement.

5.6 In the event of any conflict or ambiguity between this Agreement and any other agreements and documents referred to in or entered into under or in connection with this Agreement, this Agreement shall prevail, save where and to the extent expressly provided by reference to this Agreement or any particular provisions hereof.

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

5.7 Nothing in this Agreement shall be construed as creating a partnership between any of the parties or as constituting any party as the agent of any other party for any purpose whatsoever.

5.8 The parties acknowledge that the provisions contained in this Agreement are required for the reasonable protection of the business interests of the parties. The illegality, invalidity or unenforceability of any provision of this Agreement under any applicable law shall not affect the legality, validity or enforceability of such provision under any law of any other jurisdiction or the legality, validity or enforceability of any other provision and to this end the provisions of this Agreement are declared to be severable.

5.9 No public announcement, communication or circular (other than as required by law or any regulatory body or stock exchange to which a party or its parent undertaking is subject) concerning the transactions referred to in this Agreement or any agreement entered into under or in connection with this Agreement shall be made or despatched by any of the Remaining Shareholders or Camelot without the prior written consent of either of the GTECH Parties on the one hand or by either of the GTECH Parties without the prior written consent of Camelot and the Remaining Shareholders on the other hand, in all cases such consent not to be unreasonably withheld or delayed.

5.10 The negotiation, implementation and contents of this Agreement, the Agreement referred to in Recital A and the Deed of Variation shall constitute confidential information and shall as between each of the Remaining Shareholders and Camelot on the one hand and each of the GTECH Parties on the other hand be treated as such, save as required by law or any regulatory body or stock exchange to which a party or its parent undertaking is subject. The parties hereto agree and acknowledge that Camelot shall notify the Director General of the National Lottery of the contents of this Agreement.

5.11 The headings in this Agreement shall not affect the interpretation of this Agreement.

6.    Notices

6.1 Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or by courier or sent by registered post (air mail if overseas) or by telefax (with a copy duly sent by registered post at the same time), to the party due to receive the notice marked for the attention of the person or persons and to the address or telefax number specified in Clause 6.2 (with, if applicable, a copy of such notice at the same time being delivered or sent in accordance with this Clause to the person or persons at the address or telefax number specified in Clause 6.2) or for the attention of such other person or persons and/or to such other address or telefax number and/or copied to such other person or persons as the relevant party may from time to time specify by notice in writing to the others.

6.2 The address and telefax number of each of the parties and the person or persons for whose attention each notice or other communication should be marked are as follows:-

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      6.2.1 DLR
            6 Agar Street
            London WC2N 4DE England

            Telefax: 0171 240 3553

            For the attention of: Senior Legal Adviser

      6.2.2 Racal
            Richmond Court
            309 Fleet Road
            Fleet
            Hampshire GU13 8BU England

            Telefax: 01252 815 887

            For the attention of: Company Secretary
            with a copy to the Group Solicitor at the same address

            Telefax: 01252 620 751

      6.2.3 GTECH and GTECH Corporation
            55 Technology Way
            West Greenwich
            Rhode Island 02817
            United States of America

            Telefax: 0101 401 392 1234

            For the attention of: Chairman and General Counsel

            Copied to:-

            Clifford Chance
            200 Aldersgate Street
            London EC1A 4JJ England

            Telefax: 0171 600 5555

            For the attention of: Alex Nourry and Elizabeth Hiester

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      6.2.4 CS
            25 Berkeley Square
            London W1X 6HT

            Telefax: 0171 830 5200

            For the attention of: Group Senior Legal Advisor

      6.2.5 ICL
            26 Finsbury Square
            London EC2 1DS
            England

            Telefax: ICL to provide

            For the attention of: Director of Commercial and Legal Affairs

            Camelot
            Tolpits Lane
            Watford
            WD1 8RN

            Telefax:

            For the attention of: Company Secretary

6.3 Any notice or other communication delivered or sent in accordance with Clauses 6.1 and 6.2 shall be deemed to have been duly given

      6.3.1 if delivered personally or by courier, at 10 am. local time in the place of receipt on the first (1st) Business Day after being left at the address or addresses referred to in Clause 6.2.

      6.3.2 if sent by registered post other than air mail, on the third (3rd) Business Day after posting it;

      6.3.3 if sent by air mail, on the eighth (8th) Business Day after posting it;

      6.3.4 if sent by telefax, at 10 a.m. local time in the place of receipt on the first (1st) Business Day after completion of its transmission.

7.    Governing Law Jurisdiction and Agents for Service

7.1 This Agreement is governed by, and shall be construed in accordance with, English law.

7.2 The courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, each party irrevocably submits to the jurisdiction of the courts of England. For the avoidance of doubt, nothing shall

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      prevent a party enforcing a judgement obtained in the courts of England against another party in any jurisdiction.

7.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

7.4 GTECH Corporation appoints Legibus Secretaries Limited the address of which is at 200 Aldersgate Street, London, EC1A 4JJ (or such other person resident in England or at such other address in England as GTECH Corporation may from time to time notify to the other parties) as its agents for the service of process in England in relation to any matter arising out of this Agreement or any other agreement entered into by GTECH Corporation under this Agreement, service upon which shall be deemed to be completed when delivered to the specified address, whether or not forwarded to or received by GTECH Corporation.

8.    Counterparts

      This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

9.    Guarantee

9.1 GTECH Corporation irrevocably and unconditionally guarantees to each other party hereto the due and punctual performance of all obligations of GTECH under this Agreement.

9.2 GTECH Corporation shall be liable under Clause 9.1 as if it were sole principal obligor and not merely a surety.

9.3 The guarantee given under this Clause 9 shall be a continuing guarantee and shall remain in full force and effect until all the relevant obligations, the due and punctual performance of which is guaranteed under Clause 9.1, have been performed in full.

9.4 GTECH Corporation shall not be discharged, and its liabilities under this Clause 9 shall not be prejudiced, affected or diminished, by anything which would not discharge it or prejudice, affect or diminish its liability if it were the sole principal obligor, including without limitation:-

      9.4.1 any time, waiver, concession, compromise, consent or other indulgence at any time given to GTECH;

      9.4.2 any amendment or variation of this Agreement;

      9.4.3 the making or absence of demand on GTECH;

      9.4.4 the dissolution, amalgamation or reconstruction of GTECH; or

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      9.4.5 any legal limitation, disability or other incapacity or defect relating to GTECH.

10.   Competition

10.1 If this Agreement, whether taken alone or together with the Surviving Agreements, (the "RTPA Agreement") is registerable under the Restrictive Trade Practices Act 1976, the parties shall furnish particulars of the RTPA Agreement to the Office of Fair Trading in accordance with section 24 of that Act within 3 months of the date of signature of this Agreement and any restriction accepted hereunder and any variation, extension or addition hereunder of or to any restriction will not take effect until such particulars have been so furnished.

10.2 If any Remaining Shareholders and/or Camelot and/or any of the GTECH Parties considers any provision contained in this Agreement whether taken alone or together with the Surviving Agreements (the "EC Agreement") causes the EC Agreement to be notifiable under Council Regulation 17/62 (the "Regulation"), the parties shall co-operate fully in notifying the EC Agreement, as soon as practicable after the date of this Agreement, to the European Commission for negative clearance or exemption pursuant to the Regulation. If any substantive correspondence is entered into or meetings held with any representative of the European Commission, all parties shall be entitled to comment on such correspondence (but such correspondence shall not for the avoidance of doubt require the approval of all parties) and attend such meetings. Should the European Commission require any variation or amendment or modification to the EC Agreement, each party shall negotiate in good faith to agree any such amendments or modifications as may be necessary to satisfy such requirements.

10.3 While the undertakings in this Agreement are considered by the parties to be reasonable in all the circumstances, if one or more should be held invalid as an unreasonable restraint of trade or for any other reason whatsoever but would have been held valid if part of the wording thereof had been deleted or the period thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said undertakings shall apply with such modifications as may be necessary to make them valid and effective.

11.   Further Assurances

11.1 The Remaining Shareholders and GTECH will, after the date hereof, take all or any such steps as any party to this agreement may reasonably request (at that party's expense) (and will procure that Camelot will take all such steps at that party's expense) so as to ensure that this Agreement, the sale and purchase agreement for the shares in Camelot referred to in Recital (A) are and continue to be valid, binding and enforceable in all respects. The obligations shall include taking such steps (at that party's expense) as may reasonably be necessary to ratify such arrangements to effectively and lawfully remedy any failure to comply with any and all provisions of company law in relation to the sale and purchase of GTECH's shares as aforesaid.

11.2 Camelot confirms that no consent or authorisation is required, for the entry in and performance of this Agreement by Camelot, from the Director General of

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                                      -19-
      the National Lottery under the terms of the Section 5 Licence, The Law Debenture Trust Corporation plc under the terms of the Security Trust Deed of 12 November 1994 (as amended and restated by the terms of the Fourth Supplemental Trust Deed), or the Royal Bank of Scotland (under the terms of the Bank Agreement of 12 November 1994, as amended and restated between Camelot Group plc, The Law Debenture Trust Company plc and The Royal Bank of Scotland plc or the Deed of Charge of 12 November 1994 between Camelot Group plc and The Royal Bank of Scotland plc), or from ICL, Racal, CS or DLR under the terms of their supply agreements and there are no other consents (the effect of not having obtained them would have a material adverse impact on Camelot) that are necessary for the performance of this Agreement which have not been obtained.

11.3 Camelot confirms that the entry into force and performance of this Agreement will not constitute an "Event" for the purposes of Clause 3 or otherwise.

IN WITNESS whereof this Agreement has been executed as a Deed on the day and year first above written

Executed as a Deed by              )
DE LA RUE PLC                      )

                                   Director

                                   Director/Secretary

Executed as a Deed by              )
RACAL ELECTRONICS PLC              )

                                   Director

                                   Director/Secretary

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                                      -20-

Executed as a Deed by              )
GTECH U.K. LIMITED                 )

                                   Director

                                   Director/Secretary

Executed as a Deed by              )
CADBURY SCHWEPPES PUBLIC           )
LIMITED COMPANY                    )

                                   Director

                                   Director/Secretary

Executed as a Deed by              )
INTERNATIONAL                      )
COMPUTERS LIMITED                  )

                                   Director

                                   Director/Secretary

Executed as a Deed by              )
GTECH CORPORATION                  )

Executed as a Deed by              )
CAMELOT GROUP PLC                  )

                                   Director

                                   Director/Secretary

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